Exhibit 1

KAMAN

NUMBER	KAMAN CORPORATION	SHARES
KC 231237	INCORPORATED UNDER THE LAWS OF THE STATE OF CONNECTICUT

COMMON STOCK		COMMON STOCK
CUSIP 483548 10 3

SEE REVERSE FOR
THIS CERTIFIES THAT		CERTAIN DEFINITIONS

is the owner of

SHARES OF COMMON STOCK OF THE PAR VALUE OF ONE DOLLAR ($1) EACH OF

KAMAN CORPORATION transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this certificate properly  endorsed. A full or summary statement of (i) the designations, terms, limitations, and relative rights and preferences of shares of the Preferred Stock and Common Stock of  the Corporation, (ii) the variations in the relative rights and preferences between shares of each series of the Preferred Stock so far as they shall have been fixed and determined, and (iii) the authority of the Board of Directors of the Corporation to fix and determine the relative rights and preferences of subsequent series of the Preferred Stock, will be furnished to any stockholder of this Corporation upon request and without charge upon application to the Secretary of the office of the Corporation in Bloomfield, Connecticut. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
COUNTERSIGNED AND REGISTERED: MELLON INVESTOR SERVICES LLC (Jersey City, NJ) TRANSFER AGENT AND REGISTRAR
IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the facsimile signatures of its duly authorized officers and the facsimile of its corporate seal to be hereunto affixed.	AUTHORIZED SIGNATURE

 Dated

	/s/ Robert M. Garneau	/s/ Paul R. Kuhn
SEAL	EXECUTIVE VICE PRESIDENT	PRESIDENT
	AND CHIEF FINANCIAL OFFICER	CHIEF EXECUTIVE OFFICER

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT ...................Custodian…………………..
TEN ENT	- as tenants by the entireties	(Cust) (Minor)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ……………………………………..
(State)
Additional abbreviation may also be used though not in the above list.

    For value received,…...........................hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

………………………………………
……………………………………………………………………….........................	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.
Please print or typewrite name and address including postal zip code of assignee
……………………………………………………………………….........................
……………………………………………………………………….........................
………………………………………………………………………........................
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ………………………………………………..
……………………………………………………………………………………........
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,……………………………….

……………………………………………………………

SIGNATURE GUARANTEED:

THE SIGNATURES(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT
TO S.E.C. RULE 17Ad-15.